Exhibit 10.5

June 26, 2022

E.Merge Technology Acquisition Corp.

630 Ramona St.

Palo Alto, CA 94301

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with your appointment as a director of E.Merge Technology Acquisition Corp., a Delaware corporation (the “Company”), in accordance with the Underwriting Agreement entered into by and among the Company, and Cantor Fitzgerald & Co. and Mizuho Securities USA LLC, as representatives (the “Representatives”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 60,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units were sold in the Public Offering pursuant to a registration statement on Form S-1 (File Nos. 333-239836 and 333-240216) and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 5 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the hereby agrees with the Company as follows:

1. The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination within the timeframe set forth in the Company’s second amended and restated certificate of incorporation, as it may be amended from time to time (the “Charter”), the undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned agrees not to propose any amendment to the Charter to modify (i) the substance or timing of the ability of holders of Offering Shares to seek redemption in connection with a Business Combination or amendments to the Charter prior thereto or (ii) (A) the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within such time set forth in the Charter or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

The undersigned acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares or Private Placement Shares held by him. The undersigned hereby further waives, with respect to any shares of Common Stock held by him, if any, whether acquired now or hereafter, any redemption rights he may have in connection with the consummation of a Business Combination or amendments to the Charter prior thereto, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business

Combination or a stockholder vote to approve an amendment to the Charter to modify (i) (A) the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity or (ii) in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

2. The undersigned represents and warrants that he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The undersigned’s biographical information furnished to the Company (including any such information included in the Prospectus or Current Report on Form 8-K filed by the Company in connection with the appointment of the undersigned (the “Form 8-K”)) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The undersigned’s questionnaire furnished to the Company is true and accurate in all respects. The undersigned represents and warrants that: he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; he has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding.

3. Except as contemplated in the compensation agreements and director offer letters between the Company and you or as otherwise disclosed in the Prospectus or the Form 8-K, neither any of the Insiders nor affiliate of the Insiders, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

4. The undersigned has full right and power, without violating any agreement to which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors or an advisor of the Company and hereby consents to being named in the Prospectus or the Form 8-K as an officer and/or director of the Company.

5. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean (a) the 15,000,000 shares of the Company’s Class B common stock, par value $0.0001 per share, initially issued to the Sponsor for an aggregate purchase price of $25,000, or $0.002 per share, prior to the consummation of the Public Offering; (iii) “Insiders” shall mean members of the Company’s board of directors and/or management team or an advisor of the Company; (iv) “Private Placement Shares” shall mean the 1,200,000 shares of Common Stock comprising the Private Placement Units; (v) “Private Placement Units” shall mean the 1,200,000 units, each comprised of one share of Common Stock and one-third of one warrant to purchase one share of Common Stock, that the Sponsor purchased for an aggregate purchase price of $12,000,000 in the aggregate, or purchase price of $10.00 per Private Placement Unit, in a private placement that occurred simultaneously with the consummation of the Public Offering; (vii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (viii) “Sponsor” shall mean E.Merge Technology Sponsor LLC, a Delaware limited liability company; and (ix) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering were deposited.

6. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

7. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and his respective successors, heirs and assigns and permitted transferees.

8. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

9. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

11. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

12. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

13. This Letter Agreement shall terminate on the liquidation of the Company.

14. The Company, the Sponsor and each Insider hereby acknowledges and agrees that the Representatives on behalf of the Underwriters are third party beneficiaries of this Letter Agreement.

[Signature Page Follows]

Sincerely,

By:	/s/ Benjamin Reitzes
Name: Benjamin Reitzes

By:	/s/ Morgan Hermand
Name: Morgan Hermand

Acknowledged and Agreed:

E.MERGE TECHNOLOGY ACQUISITION CORP.

By:	/s/ Jeff Clarke
Name: Jeff Clarke
Title: Co-Chief Executive Officer and Chief Financial Officer

[Signature Page to Letter Agreement]